UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Merrimack Street, Lawrence, MA		01843
(Address of principal executive offices)		(Zip Code)

(978) 687-4700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, NxStage Medical, Inc. ("NxStage") appointed Matthew W. Towse as Senior Vice President and Chief Financial Officer. Mr. Towse, age 50, is expected to commence employment with NxStage on July 15, 2013, at which time he will succeed Robert S. Brown, who has been named President of NxStage Kidney Care, Inc., the subsidiary responsible for NxStage's Centers of Excellence initiative.

Mr. Towse has over 25 years of experience in global financial management with both public and private companies across multiple industries. He served as Vice President and Chief Financial Officer of Vette Corp., a venture-capital backed global design, engineering and manufacturing technology company, from 2006 until its acquisition by a strategic buyer in 2012. From 2003 to 2005, he served as Senior Vice President and Chief Financial Officer of Fairchild Semiconductor International, Inc. ("Fairchild"). Previously, Mr. Towse served as Fairchild's Vice President and Corporate Treasurer from 1997 to 2003, and held various financial management positions with National Semiconductor Corporation ("National") from 1991 to 1997 before becoming part of the team that spun-out Fairchild from National. Earlier in his career, Mr. Towse was an audit manager with Ernst & Young, an accounting firm, and most recently he served as an interim Chief Financial Officer with Tatum, LLC, an executive services firm.

In connection with his appointment, Mr. Towse will (1) receive an annual base salary of $295,000, (2) be eligible for a target bonus opportunity equal to 50% of his annual base salary, which will be pro-rated for 2013, (3) be granted stock options valued at approximately $500,000, vesting over a four year period with an exercise price equal to the closing price of NxStage's common stock on the date of grant, (4) be granted restricted stock units valued at approximately $100,000, vesting over a four year period, (5) enter into NxStage's form of indemnification agreement for executive officers, and (6) be entitled to the following severance benefits: (a) if his employment is terminated without cause or for good reason before a change of control, continued payment of base salary, medical coverage and vesting of outstanding equity awards for six months; and (b) if his employment is terminated without cause or for good reason after a change of control, a lump sum payment of annual base salary plus bonus, continued medical coverage for twelve months, and full vesting of outstanding equity awards. The grants of stock options and restricted stock units will be made under NxStage's 2005 Stock Incentive Plan on Mr. Towse's first day of employment with NxStage, with the number of option shares and restricted stock units determined using the closing price of NxStage common stock on that date.

On June 25, 2013, NxStage appointed Kevin Hershberger as Vice President, Chief Accounting Officer and Controller. Mr. Hershberger, age 48, has been serving as NxStage's Controller and Vice President of Finance since 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NxStage Medical, Inc.

By: /s/ Jeffrey H. Burbank
Jeffrey H. Burbank
Chief Executive Officer
Date: June 26, 2013